Exhibit 24.1

                 FREEPORT-McMoRan COPPER & GOLD INC.


                     Certificate of Secretary


   I, Michael C. Kilanowski, Jr., Secretary of Freeport-McMoRan Copper & Gold Inc. (the "Corporation"), a Delaware corporation, do hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting held on December 13, 1988, and that such resolution has not been amended, modified or rescinded and is in full force and effect:

     RESOLVED, That any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to any such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

   IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation this 29th day of March, 1994.


                                /s/ Michael C. Kilanowski, Jr.
                                ------------------------------
(SEAL)                              Michael C. Kilanowski, Jr.
                                          Secretary